UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC PINK

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2023, HUMBL, Inc. (“HUMBL”) entered into a Technology Services Agreement (the “Agreement”) with Arena Football League Management, LLC (“AFL”). Under the terms of the Agreement, HUMBL will serve, and be acknowledged in AFL’s marketing efforts, as the official technology ticketing platform for all AFL events. AFL is a professional indoor football league in the United States. HUMBL has agreed to allocate $10,000 per month to promote the AFL and AFL venues leading to the 2024 indoor football league season.

Under the compensation terms of the Agreement, HUMBL will receive a service fee of $5.00 that will increase by $1.00 each year through 2028 (plus the credit card fee charged in connection with the transaction by the credit card company) from which it will pay AFL $1.00 on all tickets sold and processed exclusively through the HUMBL Tickets platform. The service fee received by HUMBL from AFL for any venues that do not accept HUMBL Tickets as the exclusive provider will be reduced to $2.00 in 2024, $3.00 in 2025, $4.00 in 2026, $4.50 in 2027 and $5.00 in 2028.

HUMBL has agreed to issue shares of its common stock to AFL as follows: (a) 15,000,000 upon completion of the 2024 AFL football season; (b) 15,000,000 shares upon completion of the 2025 AFL football season; and (c) 15,000,000 shares upon completion of the 2026 AFL football season. If AFL sells more than $30,000,000 in tickets under the Agreement during the 2024 AFL football season, HUMBL will issue 15,000,000 shares of its common stock to AFL. HUMBL also agreed to pay the following stock compensation to AFL based on the number of new customers that download the HUMBL Wallet and purchase an AFL ticket during calendar year 2024: (x) 10,000,000 shares of HUMBL common stock for at least 250,000 but less than 500,000 HUMBL Wallet downloads; (y) 15,000,000 shares of HUMBL common stock for at least 500,000 but less than 1,000,000 HUMBL Wallet downloads; or (z) 25,000,000 shares of HUMBL common stock for 1,000,000 or more HUMBL Wallet downloads. The share numbers set forth above will automatically be adjusted in the event of a reverse split or other similar event.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Technology Services Agreement dated July 15, 2023 Between HUMBL, Inc. and Arena Football League Management, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO